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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
     OF 1934

Date of Report (date of earliest event reported): October 28, 1997


                          Commission File No. 333-29463


                       International Total Services, Inc.
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             (Exact name of registrant as specified in its charter)


            OHIO                                               34-1264201
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(State or other jurisdiction of                             (IRS Employer
incorporation or organization                               Identification No.)


                     5005 Rockside Road, Cleveland, OH 44131
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                    (Address of principal executive offices)


         Registrant's telephone number, including area code 216-642-4522


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ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

On October 13, 1997, International Total Services, Inc. (the "Company") completed its acquisition of the contracts and assets of ARC Security Inc./ ARC Security Services, Inc. and Appaloosa Transport Company, Inc., ("ARC"), all of which were Georgia corporations, from the sole shareholder of ARC.

The Acquisition was accomplished pursuant to a Plan and Agreement of Acquisition dated as of October 13, 1997 among the Company and ARC.

ARC provided airline security, pre-board passenger screening, and pre-flight cleaning and servicing of airplanes and airport terminals, located mainly in the eastern and southern United States for all 12 major airlines.

Total consideration for the Acquisition consisted of the payment to the shareholder of ARC of $8.4 million to purchase the contracts and assets and the assumption of $195,000 in debt.

The cash consideration for the transaction was made available from the proceeds of the Company's Initial Public Offering completed on September 24, 1997. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

The purchase price and other terms of the Acquisition Agreement were determined through arms-length negotiations. The Company is not aware of any pre-existing material relationships between (i) ARC or any of its shareholders, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers.



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ITEM 3: FINANCIAL STATEMENTS AND EXHIBITS

The required financial statements and exhibits and the acquisition agreement are not included in this initial report. They will be filed no later than December 27, 1997.


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          SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS CURRENT REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.


                             INTERNATIONAL TOTAL SERVICES, INC.

                             By: /s/ ROBERT A. SWARTZ
                                  ROBERT A. SWARTZ


                             VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Dated:               October 28, 1997



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